Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT EXPANDS FOCUS ON PRIVATE EQUITY COMMUNITY —
AGREES TO ACQUIRE EDGEVIEW PARTNERS

        NEW YORK and CHARLOTTE, NC – June 18, 2007 – CIT Group Inc. (NYSE: CIT), a leading provider of global finance solutions, today announced that it has entered into an agreement to acquire Edgeview Partners. This acquisition will accelerate CIT’s coverage of the rapidly growing private equity community.

        Edgeview Partners, located in Charlotte, NC, is a leading independent M&A advisory firm primarily focused on serving financial sponsors and middle market companies. The transaction expands CIT’s global sponsor coverage capabilities and allows Edgeview Partners’ highly experienced team of professionals to offer CIT’s comprehensive product and service offerings to its key sponsor relationships.

        “This transaction is consistent with our strategic focus to enhance CIT’s competitive position in the financial sponsor community and expand fee-based revenues,” said Walter J. Owens, President of CIT’s Corporate Finance Group. “Edgeview Partners’ deep relationships within the private equity sponsor community complement our existing financing and advisory capabilities and amplify our value proposition.”

        CIT and Edgeview Partners will integrate their current M&A advisory practices. The combined business will leverage CIT’s deep industry expertise to offer financial sponsors and middle market companies a full range of financial products and services, including M&A advisory services and acquisition-related financing solutions.

        The combined group will report to Gregg Smith, Senior Managing Director. The group will maintain offices in New York City, Charlotte, Atlanta, Boston, Chicago, Dallas and San Francisco.

        ”This transaction is an excellent fit for Edgeview Partners and its employees,” said Matthew Salisbury, Founding Partner of Edgeview Partners. “We are proud to add our M&A execution expertise and deep sponsor relationships to CIT’s strong portfolio of services. Our combined team will bring unparalleled service and expertise to the sponsor community, corporate clients and family- and entrepreneur-owned businesses. Our commitment to excellence and intense senior-level involvement in all transactions will continue as part of the CIT organization.”

        Subject to the receipt of applicable regulatory approvals, the acquisition is expected to close in the third quarter.

About Edgeview Partners

Edgeview Partners is a leading independent M&A advisory firm focused exclusively on the middle market. Edgeview Partners has closed deals in over 15 industry sectors, including aerospace and defense, building products, business services, consumer products, diversified manufacturing, energy services, healthcare, and transportation and logistics. www.edgeviewpartners.com

About CIT

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has approximately $80 billion in managed assets and possesses the financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries worldwide. CIT, a Fortune 500 company and a member of the S&P 500 Index, holds leading positions in cash flow lending, vendor financing, factoring, equipment and transportation financing, Small Business Administration loans, and asset-based lending. With its global headquarters in New York City, CIT has approximately 7,500 employees in locations throughout North America, Europe, Latin America and Asia Pacific. www.cit.com

CIT MEDIA RELATIONS:
C. Curtis Ritter
Director of External Communications
& Media Relations
(212) 461-7711
Curt.Ritter@CIT.com

CIT INVESTOR RELATIONS:
Steve Klimas
Vice President
(973) 535-3769

EDGEVIEW PARTNERS MEDIA RELATIONS:
Tim Whitmire
Vice President of Marketing and Communications
(704) 602-3904

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward- looking statements, whether as a result of new information, future events or otherwise.

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